EXHIBIT 10.2 - MATERIAL CONTRACT - DECLARATION OF TRUST
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                              DECLARATION OF TRUST
                              --------------------

THIS INDENTURE made effective as of the 19th day of September, 2000.

BETWEEN:

                  PASQUALE CUSANO, Businessman, of
                  ---------------
                  573 West 23rd Street, North Vancouver,
                  British Columbia

                  (the "Trustee")
                                                               OF THE FIRST PART
AND:

                  VITA EQUITY INC., a USA Corporation
                  ----------------
                  having an office in Las Vegas, Nevada

                  (the "Beneficiary")

                                                              OF THE SECOND PART
WHEREAS:

A. The Trustee is the sole registered owner of one common no par value share in the capital of Vita Equity Inc., (hereinafter the "Trust Property") a company incorporated pursuant to the laws of the Province of British Columbia, Incorporation No. 280571 (hereinafter "Vita Equity Canada");

B. The Trustee has agreed to hold all of his right title and interest in the Trust Property in trust for the Beneficiary on the terms and conditions hereinafter set forth:

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the sum of Two ($2.00) Dollars now paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, and of the premises and of the mutual covenants and agreements herein contained, it is hereby mutually covenanted, agreed and acknowledged between the parties hereto as follows:

1. The Trustee does and shall stand seized of the Trust Property in trust for the Beneficiary, the Beneficiary's, successors and assigns, forever, and shall transfer, lease, encumber or dispose of the Trust Property only in such manner as the Beneficiary, the Beneficiary's, successors and assigns lawfully direct.




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2.   All dividends,  profits,  and advantages  accruing to or arising out of the
Trust Property shall be held by the Trustee for the exclusive use, benefit and advantage of the Beneficiary and the Trustee shall, upon written demand from the Beneficiary, account to the Beneficiary for all such profits and advantages and pay over the same to the Beneficiary.

3. The Trustee hereby acknowledges and agrees that it will vote the Trust Property at all meetings of shareholders of Vita Equity Canada in accordance with the instructions of the Beneficiary, and that the Trustee will, upon the Beneficiary's request execute from time to time such instruments of proxy in favour of the Beneficiary, or such person, firm, partnership or corporation as the Beneficiary may from time to time designate.

4. Upon receipt of a written demand from the Beneficiary the Trustee shall transfer the legal and registered title to the Trust Property to the Beneficiary or the Beneficiary's nominee and account to and pay over to them all dividends and profits that shall have been received by the Trustee thereon.

5. The Beneficiary shall pay any and all costs and expenses incurred with respect to the Trust Property of every nature and kind.

6. The Beneficiary shall comply with all by-laws, rules and regulations of the Company Act RSBC 1996 and Vita Equity Canada.

7. The Beneficiary will indemnify and save harmless the Trustee from any and all claims, demands, payments of money, causes of actions, suits, judgments, howsoever arising out of or in connection with the Trust Property.

8. The Trustee does hereby acknowledge and declare further and that the Trustee will not permit the Trust Property to become in any way charged, encumbered or affected by any act or omission of the Trustee.

9. The parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.




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10.  All notices,  writings or demands to be given to any Party pursuant to this
Agreement must be in writing and must be delivered to such Party at his/its address set out above (or to such other address, notice of which has been given to all Parties hereto) and will be deemed to have been given on the day so served.

11. No waiver of any term or provision of this Agreement will be enforceable unless it is in writing signed by the Party against whom such waiver is sought to be enforced and makes specific reference to this Agreement, and this Agreement may only be amended in writing signed by the Parties hereto.

12. In the event that any one of the provisions of this Agreement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13. Wherever the singular, or masculine or neuter is used herein, the same is to be construed as meaning the plural or the feminine or body corporate or vice-versa where the context or the hereto so require and, if any Party is more than one person, the covenants and agreements by such Party are to be joint as well as several.

14. This Agreement will be governed by and construed and enforced in accordance with, and the right of the Parties shall be governed by, the laws of the Province of British Columbia.

15. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

16.  Time is of the essence of this Agreement.

17. The recitals to this Agreement shall be deemed to be, representations or statements of fact by the Parties.




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IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the date first hereinbefore mentioned.

                                              VITA EQUITY INC. (USA)

                                              Per:     /s/ Dwight Webb
                                                   --------------------------
                                                      Authorized Signatory




                                              /s/ PASQUALE CUSANO


This is page four of a four page Declaration of Trust, between PASQUALE CUSANO as Trustee and VITA EQUITY INC.(USA) as Beneficiary.